UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2026

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California	1-14523	95-2086631
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09
Singapore318996
(Address of Principal Executive Offices) (Zip Code)

(65) 6265 3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

See Item 8.01.

Item 8.01 Other Events.

On August 19, 2026, Trio-Tech International (the “Company”) issued a press release announcing the transfer of the listing of its common stock, no par value (“Common Stock”) from the the New York Stock Exchange American (the “NYSE”) to the Nasdaq Global Market of The Nasdaq Stock Market LLC (“NASDAQ”) (the “Exchange Transfer”).

The Company expects its Common Stock to commence listing on NASDAQ at the opening of trading on or about September 16, 2026. The Common Stock will continue to trade under its current trading symbol, “TRT.” Trading on NYSE will cease at the close of the trading day on September 15, 2026.

A copy of the press release announcing the Exchange Transfer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

99.1	Press release issued by Trio-Tech International, dated August 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trio-Tech International

Date: August 19, 2026	By:	/s/ Srinivasan Anitha
Srinivasan Anitha
Chief Financial Officer